Exhibit 32.3

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, Barry S. Sternlicht, the Chief Executive Officer of Starwood Hotels & Resorts (“Starwood”), certify that (i) the Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Barry S. Sternlicht Barry S. Sternlicht Chief Executive Officer Starwood Hotels & Resorts February 27, 2004